Exhibit 10.3
AMENDED EXHIBIT “A” TO EMPLOYMENT AGREEMENT
BETWEEN SYKES ENTERPRISES, INCORPORATED AND
JAMES HOBBY, JR.

BASE SALARY:	$6,451.92 per week payable biweekly

PERFORMANCE BONUS:	Eligible to participate in a performance based bonus program ranging from 0% to 60 % of base salary

FRINGE BENEFITS:	Eligible for standard executive benefits
THIS COMPANY RESERVES THE RIGHT, AT ITS DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE THE PERFORMANCE BONUS, INCENTIVES, OR OTHER BENEFITS.
          IN WITNESS WHEREOF, the parties have executed this Amended Exhibit “A” as of the 29th day of September , 2008 .

SYKES ENTERPRISES, INCORPORATED		EXECUTIVE

By:	/s/ James T. Holder	/s/ James Hobby, Jr.

	James T. Holder	Name: James Hobby, Jr.
Sr. Vice President

Executive at will
Revised 07/07	Initial
Sykes Enterprises, Incorporated
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